EXHIBIT 10.24
                                      LEASE

1.   BASIC LEASE TERMS.

     (a)  Effective Date of this Lease: November 1, 1999.

     (b)  Parties and Notice Addresses:

          Landlord:   MACTARNAHAN   LIMITED   PARTNERSHIP,   an  Oregon  limited
          partnership whose address is 11416 S.W. Lynnridge Avenue, Portland, Oregon 97225, phone number (503) 644-5342.

          Tenant: HARCO PRODUCTS, INC., an Oregon corporation, whose address shall be at the Premises.

     (c) Description of Premises: Approximately 5,600 existing square foot space as shown on attached Exhibit "A" located at 4670 S.W. Pacific Avenue, Beaverton, Oregon.

     (d) Term: The term of this Lease shall commence on November 1, 1999 (the "Commencement Date") and shall expire on October 31, 2004 (the "Expiration Date"); provided, however, that the term of this Lease may be terminated by Tenant upon 60 days' written notice to Landlord; provided, however, that if Tenant assigns its interest in the Lease pursuant to Section 19(a) or 19(b), then the 60-day notice period will be extended to a 180-day notice period.

     (e)  Base Monthly Rent: Base Monthly Rent shall be $2,500 per month.

     (f)  Security Deposit: None.

     (g) Use: The Premises shall be used for any lawful purpose as allowed pursuant to Section 6 below, and for no other purpose whatsoever.



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2.   PREMISES.

     (a) Demise and Description. Landlord leases to Tenant and Tenant leases from Landlord the premises described in Section 1 and depicted on Exhibit "A" attached (the "Premises"), which are located in the project depicted on Exhibit "A" attached (the "Project"). The Project is agreed to contain a total of 15,600 square feet of space at this time. All square footages set forth herein are approximate, but are agreed figures, and no claim shall be based upon any inaccuracy or remeasurement.

     (b) Inspection. Tenant executes this Lease for the Premises in their present condition "AS IS." Tenant acknowledges that Tenant is not relying on any representation of Landlord or of any agent of Landlord, express or implied, as to the condition of the Premises, the suitability of the Premises for particular purposes, or compliance of the Premises with any city, county, state and/or federal statute, code or ordinance. Landlord has not made, and no agent of Landlord has made or is authorized to make, any representation or warranty to Tenant regarding the Premises or the Project. Tenant is leasing the Premises pursuant to its own independent examination, study and inspection of the Premises and Tenant is relying upon its own determination of the value of the Premises and the uses to which the Premises may be put.

     (c) Common Areas. Tenant and its employees and visitors shall have a license to use the common areas of the Project, in common with others, during the time that Tenant has a right to occupy the Premises. This license is subject to the provisions of this Lease, to events beyond the reasonable control of Landlord (including government regulation, casualty, or condemnation), and to the reserved right of Landlord to delete from, add to, reconfigure, or otherwise modify the common areas from time to time; provided, any deletions, additions, reconfigurations or modifications which are not required by government regulation shall not materially interfere with the visibility of or access to the Premises. Tenant shall not make excessive use of the common areas and shall comply with such rules and regulations regarding the common areas as Landlord may reasonably adopt from time to time. Landlord shall at all times throughout the term of this Lease operate, or cause the operation of, the common areas, including the parking areas, in the Project in a good manner consistent with past practice. No charge shall be made or imposed upon Tenant or its employees or visitors for parking within the Project without the prior approval of Tenant. Parking is intended for the employees and visitors of Tenant and the other lessees of the Project. Landlord shall not allow the parking ratio to be less than required by any applicable law, subject to changes in law, takings or sales in lieu of condemnation, and other acts of government.

3. TERM. The term of this Lease is for the period set forth in Section 1, commencing on the Commencement Date and expiring on the Expiration Date, unless earlier terminated in accordance with the provisions of this Lease. Upon request, the parties shall execute an Amendment hereto specifying the exact Commencement Date and Expiration Date.

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4.   RENT.

     (a)  Base Monthly Rent.

          (1) Generally. Tenant shall pay Landlord base monthly rent in the applicable amount(s) set forth in this Lease ("Base Monthly Rent"). Base Monthly Rent shall be paid monthly in advance on the first day of each and every calendar month. Base Monthly Rent shall commence to accrue as of the Commencement Date; Base Monthly Rent shall be prorated and paid in advance for any partial first month. The obligation of Tenant to pay any amount hereunder to Landlord shall be deemed an obligation to pay rent.

          (2) Initial Occupancy Provisions. Tenant shall be given possession of the Premises upon mutual execution and delivery of this Lease.

     (b) Expenses. Beginning on and as of delivery of possession, Tenant shall pay to Landlord the Tenant's Share (defined below) of Expenses related to the Project.

          (1) Expenses Defined. The term "Expenses" shall mean all costs incurred by Landlord in connection with the ownership, operation, management, improvement, replacement (excluding roof replacement and excluding replacements and repairs to the structure of the building not necessitated by the act or negligence of Tenant), repair and maintenance of the Project, including roof repairs and maintenance, but excluding (i) landscape upkeep and parking lot cleaning and sweeping, and (ii) costs incurred by Landlord under
               Section 13(c) below. Expenses include but are not limited to taxes (including the then current installments of all local improvement district assessments and other assessments), insurance premiums, utility charges (electric, gas, and all others), repair and maintenance costs, and a management and administrative fee equal to ten percent (10%) of all Expenses excluding taxes and insurance premiums.

          (2) Tenant's Share. Tenant's Share of Expenses is defined as the total annual amount of Expenses multiplied by a fraction, the numerator of which is the square footage of the Premises and the denominator of which is the square footage of the Project. Tenant's Share of Expenses shall be calculated on an annual basis for each calendar year, including the remainder of the calendar year in which the Commencement Date occurs, shall be prorated for partial calendar years, and shall be adjusted in the case of any change in the square footage of the Premises and/or Project.

          (3) Taxes and Insurance. Tenant shall pay to Landlord Tenant's Share of taxes and insurance once each year within ten (10) days of Landlord's invoice for the same.

          (4) Estimate and Monthly Payment of Expenses; Annual Reconciliation. Tenant shall pay to Landlord, monthly in advance, as additional rent, one-twelfth (1/12th) of the annual estimate of Tenant's Share of Expenses other than taxes and insurance then in effect, beginning as of the date of delivery of possession. Immediately prior to the Commencement Date, and prior to each calendar year thereafter, Landlord shall estimate Tenant's Share of Expenses other than taxes and insurance for the coming calendar year, and such estimate shall be the basis for the foregoing payment; Landlord may revise such estimate and readjust Tenant's payments accordingly once during each year. Following each calendar year, Landlord shall prepare an accounting of actual Expenses other than taxes and

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               insurance  incurred  during  the  prior  calendar  year and shall deliver the same to Tenant. If the additional rent paid by Tenant under this Section 4(b)4 during the preceding calendar year was less than the actual amount of Tenant's Share of Expenses other than taxes and insurance, Landlord shall so notify Tenant and Tenant shall pay the shortfall to Landlord within thirty (30) days of receipt of such notice; such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even if this Lease shall have expired or if this Lease or Tenant's right of possession shall have been terminated prior to Tenant's receipt of this notice. If Tenant's payments were greater than the actual amount of Tenant's Share of Expenses other than taxes and insurance, then the overpayment shall be credited by Landlord to Expense payments next due under this Section 4(b)4. Tenant shall have thirty (30) days from receipt of the annual accounting notice within which to give written notice of a disagreement with any item with respect to the calculation of Tenant's Share of Expenses with respect to the preceding calendar year; failure to so notify Landlord shall represent a final determination of Tenant's Share of Expenses with respect to such calendar year as to any matter not the subject of such a notice. Tenant shall have the right to review, at Landlord's place of business, the records which relate to any item of disagreement covered by such a written notice; in the event such review proves an improper overcharge of Expenses
               (e.g.,   charges  for  repair  work   performed  at  a  different
               location), Tenant's sole remedy shall be (a) a credit for the overcharge, and (b) if the overcharge exceeds $500 in any calendar year, reimbursement for the reasonable out-of-pocket costs incurred by Tenant in connection with the review, excluding attorneys fees except as allowed under Section 28(e) below.

     (c) General Rent Provisions. All amounts payable hereunder from Tenant to Landlord shall be deemed rent. All rent shall be paid by its respective due date at the address shown in Section 1, or such other place as Landlord may designate in writing from time to time. All rent shall be paid without prior demand or notice and without any deduction or offset whatsoever except only that Tenant shall have the right to offset against rent the amount of any final judgment obtained by Tenant against Landlord which is not then subject to appeal or review or to any unexpired right to appeal or to request review. All rent shall be paid in lawful money of the United States of America. Proration of rent due for any partial month shall be calculated by dividing the number of days in the month for which rent is due by the actual number of days in that month and multiplying by the applicable monthly rate.

          Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impractical to ascertain. Therefore, if any rent or other sum due from Tenant is not received within five (5) days of the date when first due, Tenant shall pay to Landlord an additional sum equal to 5% of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver of default. Additionally, all such delinquent rent or other sums, plus this late charge, shall bear interest at the rate of 12% per annum, or, if lower, the maximum interest rate permitted by law. If any payment is returned for insufficient funds, Landlord may require Tenant to pay all future payments by cashier's check.


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5.   DEPOSIT. There will be no security deposit.

6.   USE OF PREMISES.

     (a) Generally. Tenant shall use the Premises solely for the continued operation of the business of Tenant as previously operated. Tenant may change such use only with the prior written consent of Landlord; such consent shall be granted for any lawful and reputable legal use which
          (i) is not prohibited hereunder, and (ii) is not in conflict with any exclusive use right granted by Landlord to another lessee at the Project.

     (b) Compliance. Tenant shall promptly comply, and take all steps necessary to cause the Premises to comply, with all laws, ordinances, codes, orders and regulations affecting the Premises, including, without limitation, those relating to Hazardous Substances, earthquake preparedness, disabled persons, and/or any elevator or HVAC system; but only to the extent that work is required by any act, use or other work of Tenant. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will materially increase the risk to the Premises or Landlord. Tenant shall not conduct nor permit (i) any nuisance, waste, or illegal activity at the Premises, or (ii) any activity which unreasonably interferes with the quiet enjoyment of other occupants of the Project.

7.   EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE.

     (a)  Emissions. Tenant shall not:

          (1) Release any air or water pollution from the Premises or the Project.

          (2) Release from the Premises or the Project any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water in violation of any law, ordinance or regulation.

          (3) Produce any unreasonable odor, noise, vibration, glare, light or heat discernible from outside the Premises.

     (b)  Hazardous Substances.

          (1) Generally. Without Landlord's prior written consent, Tenant shall not bring into the Premises or the Project any "Hazardous Substance" (except small quantities of cleaning materials or office supplies which are used and stored in compliance with all legal requirements, and except substances that Tenant has previously brought into the Premises or the Project in the ordinary course of its business). "Hazardous Substance" means (a) any substance commonly known as such, including, without limitation, oil, gasoline, or any similar substance, and/or (b) any substance referred to as such or by any similar designation in any law or regulation now or hereafter in existence relating to health or environmental protection or relating to the use, storage, or disposal of wastes. If Tenant desires to bring into the Premises or any other portion of the Project any Hazardous Substance, Tenant shall first obtain Landlord's prior written consent in each instance, which may be withheld or conditioned by Landlord in its discretion; any such request shall be accompanied by a list of the Hazardous Substances and such other information as Landlord may request.

          (2) Release. Tenant shall in all events use and contain any Hazardous Substances in strict compliance with all laws and shall not allow any release of the same.

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          (3)  Storage.  Tenant  shall not store or keep any  gasoline  or other fuel or explosive substances within the Premises.

     (c)  Disposal of Waste.

          (1) Refuse Disposal. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove the same from the Premises.

          (2) Sewage Disposal. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system for the disposal of anything except sanitary sewage nor in excess of the amount which can be accommodated by such system. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition.

     (d) Information. Tenant shall provide Landlord with any and all information regarding Hazardous Substances affecting the Premises in its possession, including copies of all filings and reports to governmental entities at the time they are originated, and any other information reasonably requested by Landlord. In the event of any accident, spill or other incident involving Hazardous Substances, Tenant shall immediately report the same to Landlord and shall supply Landlord with all information and reports with respect to the same. All information described herein shall be provided to Landlord regardless of any claim by Tenant that it is confidential or privileged.

     (e) Compliance with Law. Notwithstanding any other provision in this Lease to the contrary, Tenant shall comply with all laws, statutes, ordinances, regulations, rules and other governmental requirements relating to the storage, use and disposal of Hazardous Substances. Landlord represents that (i) Landlord has received no written notice from a governmental authority that the handling, transportation, storage, treatment or use of Hazardous Substances at the Project to date has not been in compliance with all applicable laws, regulations and ordinances, and (ii) to its actual knowledge without investigation, the Project has not been used as a landfill or dump and no Hazardous Substances have been illegally discharged, deposited, or dumped at the Project.

     (f) Indemnification. Tenant shall defend, indemnify and hold Landlord (as defined in Section 15) harmless from any loss, claim, liability or expense (including attorneys' fees, fines, penalties, and investigation, response, remediation, and response costs), arising out of or in connection with Tenant's failure to observe or comply with the provisions of this Section 7.

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8.   COMPLIANCE WITH LAWS.

     (a)  Americans with Disabilities Act ("A.D.A.").

          (1) Common Areas. Landlord agrees to adopt and to pursue a plan intended to comply with Landlord's reasonable interpretation of the A.D.A. as the same relates to the common areas of the Project. Notwithstanding the foregoing, if Landlord reasonably determines that a modification of the common areas may be legally required under the A.D.A. or similar law or regulation by reason of the particular activities conducted by Tenant at the Premises, Landlord shall have the right (but not the obligation) to make such modification and to perform all work required by reason of such modification, and all costs incurred by Landlord in so doing shall be reimbursed by Tenant within ten (10) days following written notice from Landlord to Tenant. However, Landlord shall consult with Tenant prior to performing such work and shall cooperate with Tenant in any efforts which Tenant undertakes to confirm that such work is not legally required so long as any such cooperation and any delay to work by Landlord does not subject Landlord to the possibility of legal liability.

          (2) Premises. Tenant acknowledges that (a) compliance of the Premises with the A.D.A. depends upon the uses of the Premises, the location of each use within the Premises, alterations which Tenant makes to the Premises, and changes to these factors over time, and (b) Tenant may have obligations under the A.D.A. as an employer which may differ from its obligations as the operator of the Premises. Tenant shall make only such uses of the Premises as comply with the A.D.A. Tenant agrees, at its expense, to cause the Premises to comply with the A.D.A., but only to the extent that work is required by any act, use or other work of Tenant. Tenant further specifically agrees that, in connection with its installation of alterations and tenant improvements, Tenant shall comply with all requirements of the A.D.A. related to the alterations and tenant improvements, including, but not limited to, any requirements to improve or modify other portions or aspects of the Premises or the Project in connection with or as a result of the alterations or tenant improvements contemplated by Tenant, all at the expense of Tenant.

          (3) Relation To Other Provisions. Nothing in this Section 8(a) shall expand the rights, nor limit the duties, of Tenant pursuant to any other Section of this Lease.

     (b) Other Laws and Codes. The Premises, the alteration and improvement of the Premises by Tenant, and the use and occupancy of the Premises by Tenant, are subject to all applicable laws, codes, regulations, and approvals. Tenant shall comply with the same and cause the Premises to comply with the same, at the expense of Tenant. Landlord represents that Landlord has not received any outstanding uncured written notice from any governmental authority of any violation of the Premises with present laws, codes, regulations or approvals; however, Landlord does not represent that the Premises in fact complies with all applicable laws, codes, regulations and approvals.

     (c) Indemnity. Tenant shall defend, indemnify and hold Landlord (as defined in Section 15) harmless from any claim or cause of action and all related costs and expenses (including attorney fees incurred by or demanded from Landlord) arising out of or related to the failure of Tenant to perform any obligation under this Section 8.

9.   SIGNAGE. Not applicable.

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10.  PERSONAL  PROPERTY  TAXES.  Tenant shall pay before  delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon operations at the Premises or upon trade fixtures, merchandise and/or personal property in or about the Premises.

11. PARKING. Tenant shall not allow its employees or visitors (a) to use the parking areas of the Project other than for transient parking of standard and compact size cars, nor (b) to park overnight or to park at any time other than while in the Premises. Landlord reserves the right to assign, redesign and/or reconfigure parking areas.

12. UTILITIES. Tenant shall pay, as and when due, the cost of phone, electricity, gas water, sewer and any other utility services provided to the Premises. Such costs shall be determined by separate metering or monitoring provided by Landlord when feasible and economical, or by a reasonable allocation made by Landlord. Tenant shall arrange for and pay for all garbage service and janitorial service to the Premises.

13.  MAINTENANCE.

     (a) By Landlord. Landlord shall maintain the existing structural parts of the Premises, which shall include only the existing foundations, footings, bearing and exterior walls (excluding glass), concrete slab, roof (excluding skylight), plumbing and electrical outside of the Premises, and gutters and downspouts (although Tenant shall be responsible for keeping the gutters and downspouts of the Premises clean and unobstructed); provided, however, (a) any costs incurred by Landlord in such maintenance shall be deemed "Expenses" under Section 4 above unless specifically excluded pursuant to Section 4 above, and
          (b) any maintenance or repair to the Premises or any other portion of the Project necessitated by the activities of Tenant or by the negligence or excessive use of Tenant shall be reimbursed solely by Tenant within thirty (30) days of request.

     (b) By Tenant. Except as expressly set forth in Section 13(a) above, Tenant shall, commencing on delivery of possession, maintain in good condition and repair, at its expense, the entirety of the Premises, including, but not limited to, all interior walls, floors, and ceilings, all doors, windows and other glass, all fixtures, and the plumbing, electrical and HVAC systems. Tenant shall be responsible for snow and ice removal and shall be responsible for freeze protection of the water system within the Premises. Landlord shall maintain an HVAC maintenance and full service contract and Tenant shall reimburse Landlord for the charges under the same within ten (10) days of invoicing, and a management and administrative fee equal to ten percent (10%) of all such charges excluding taxes and insurance premiums. Upon expiration or termination of this Lease or of Tenant's right of possession, Tenant shall surrender the Premises to Landlord, in at least as good a condition as when first delivered to or constructed by Tenant, excepting ordinary wear and tear and damage due to casualty.

     (c) Special Repairs. Landlord shall, at its cost and without reimbursement under Section 4(b) above, accomplish the following at such time or times as Landlord determines necessary: (a) replacement of the roof;
          (b) repair of any latent or patent defects in the roof or structural elements of the Premises existing on the date hereof; and (c) remediation of any Hazard Substances contamination at the Premises which is not caused, contributed to, exposed, disturbed nor worsened by Tenant.

14. ALTERATIONS. The following provisions of this Section 14 govern subsequent alterations of the Premises.

     (a) Project. Tenant shall make no alterations to the Project other than alterations to the Premises.

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     (b)  Alterations  to  Premises.  Tenant  shall make no  alterations  to the
          Premises without first obtaining Landlord's prior written consent, which prior consent may be withheld or conditioned in Landlord's
          discretion;   provided  (a)  no  consent   shall  be   necessary   for
          nonstructural interior alterations costing less than $2,000, and (b) consent shall not be unreasonably withheld or conditioned for other nonstructural changes. Any request for consent shall not be deemed complete until the request is made in writing and is accompanied by complete plans and specifications for the contemplated work. Tenant shall obtain all necessary permits prior to commencement of any work and shall contract with a licensed general contractor reasonably acceptable to Landlord for construction of the work. Work shall not be commenced until Tenant has obtained course of construction insurance satisfactory to Landlord and delivered proof of such insurance to Landlord. All work shall be prosecuted diligently and shall be
          conducted  in  strict   compliance   with  the   approved   plans  and
          specifications and with the applicable permits. Upon completion of the work, Tenant shall supply to Landlord fully complete and correct "as
          built"  plans  and   specifications  for  the  work  and  satisfactory
          government final inspection reports (and certificates of occupancy, if applicable). Tenant shall also comply with any conditions imposed by Landlord in connection with Landlord's consent as allowed by this Section.

     (c) Payment. Tenant shall pay for all work at the Premises and all materials delivered to the Premises. Payments shall be made on a monthly basis, in full, or on such more rapid terms as are part of the agreement between Tenant and its general contractor. Tenant shall not allow any lien to be filed or perfected with regard to the Premises, any portion of the Project, or any interest of Tenant related to this Lease or the Premises. In the event any such lien is filed or perfected, Landlord shall have the right, without waiver of the default nor of any other remedy, to cause such lien to be removed (by any means, including payment of the underlying claim); however, Landlord shall give to Tenant at least thirty (30) days written notice prior to Landlord taking steps to remove any such lien. Tenant shall defend and indemnify Landlord, the Premises, and the Project against any lien or other claim with regard to alteration and/or tenant improvement work, and shall reimburse Landlord for all expenses in connection with any such lien or claim, including attorney fees. Landlord shall have the right to post notices of nonresponsibility at the Premises.

     (d)  Removal.  All  alterations  and  tenant  improvements  (including  all carpeting, window treatments, and wall coverings), excluding trade fixtures, shall be deemed a part of the Premises and shall remain on and be surrendered with the Premises. However, Landlord shall have the right to elect that certain alterations or tenant improvements remain the property of Tenant and must be removed by Tenant (and affected surfaces restored) at the expiration or termination of this Lease or of Tenant's right of possession. This election must be made by Landlord at the time Landlord issues its prior written consent to the applicable alteration or tenant improvement. However, if Tenant fails to obtain Landlord's prior written consent to the particular alteration or tenant improvement, or if such consent is not required hereunder, Landlord shall have the right to make this election at any time within 90 days following the expiration or termination of this Lease or of Tenant's right of possession.

     (e) Exterior Work. Any exterior work, including painting, shall be subject to the prior written consent of Landlord required by this Section 14. All exterior painting, exterior sheet metal work, roof work, or work in the common areas, if approved, shall be performed by Landlord, but at the expense of Tenant (Landlord may require that Tenant deposit such expense with Landlord prior to commencement of the work), or, at the election of Landlord, by Tenant at its expense using contractors reasonably approved by Landlord. If Tenant requests a change in paint color on the exterior of the Premises, Landlord shall have the right to condition approval of the new color upon a change in color to the balance of the Project, at Tenant's expense.

15.  RELEASE AND INDEMNITY.

     (a) Generally. Except as provided in Sections 15(b) and 16(e) below, Tenant agrees that Landlord shall not be liable to Tenant for any damage to Tenant or Tenant's property or business from any cause, and Tenant waives all claims against Landlord for damage to persons, property, or business arising for any reason in, on or about the Premises. Tenant shall defend, indemnify and hold Landlord harmless from all damages arising out of any damage to any person, property, or business occurring in, on or about the Premises, including damage caused by any act or omission of Tenant, Tenant's use of the Premises, or Tenant's breach of any term of this Lease. For purposes of this
          Section 15(a), and all other release, indemnity, and limitation of liability provisions of this Lease other than Section 15(b), the term "Landlord" shall include the Landlord (the originally named Landlord and all successor lessors), all of Landlord's owners (partners, members, shareholders, etc.), all of Landlord's agents, all master lessors and/or ground lessors and the owners and agents of the same, and all employees and managers of the foregoing.

     (b) Landlord Indemnity. Subject to Sections 16(e), 27 and 28(c) below, Landlord shall indemnify Tenant from any claim asserted against Tenant to the extent arising out of the negligence of Landlord or out of a default by Landlord as defined in, but subject to the provisions of,
          Section 28(l) below.

16.  INSURANCE.

     (a) Liability. Tenant, at its cost, shall maintain comprehensive liability and property damage insurance with a single combined liability limit of $2,000,000, insuring against all liability of Tenant and its representatives, employees, invitees, and agents arising out of or in connection with Tenant's use or occupancy of the Premises. Such insurance shall insure performance by Tenant of the indemnity provisions of Section 15, but only to the extent that commercial liability insurance policies that are customary in the industry provide such coverage. Landlord shall be named as an additional insured.

     (b) Personal Property and Business Interruption. At its cost, Tenant shall maintain a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements and all risk coverage on all Tenant's personal property and trade fixtures located at the Premises in an amount equal to at least 90% of their full replacement value or such higher amount as is necessary to avoid co-insurance.

     (c) Policies. All insurance required to be provided by Tenant under this Lease (a) shall release Landlord from any claims for damage to any person, to the Premises, and to Tenant's business, fixtures, personal property, improvements and alterations in or on the Premises, (b) shall be issued by an insurance company authorized to do business in Oregon with a financial rating and a management rating, as rated in the most recent edition of Best's Insurance Reports, reasonably acceptable to Landlord, (c) shall be issued as a primary policy, (d) shall contain an endorsement requiring at least 30 days' prior written notice to Landlord and Landlord's lender before cancellation, expiration, or change in coverage, scope or amount of any policy (a "best efforts" type of notice provision is not acceptable), and (e) shall have no deductible greater than $5,000. Tenant shall deliver a certificate or copy of each such policy, together with evidence of payment of all current premiums, to Landlord upon execution of this Lease and at least thirty (30) days prior to the scheduled expiration date of any such policy. Tenant's failure to maintain any insurance coverage required hereunder or to provide evidence of such coverage to Landlord shall constitute a default under this Lease.

     (d) Landlord's Insurance. Landlord shall maintain such casualty, liability, rent loss, and other insurance regarding the Project as Landlord deems appropriate from time to time. The costs of such insurance (including premiums and deductibles) shall be deemed "Expenses" under Section 4(b) above. Such insurance shall include, at a minimum, comprehensive liability insurance with a combined single limit of at least $2,000,000 covering claims arising in the common areas of the Project and extended coverage fire and casualty insurance (including earthquake) on a replacement cost basis with rent loss coverage in an amount selected by Landlord but which is sufficient to avoid co-insurance. Tenant shall be named as an additional insured on Landlord's liability policy. Landlord shall deliver a certificate of insurance to Tenant upon annual request.

     (e) Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claims, and causes of action against the other and its agents (including partners, both general and limited), officers, directors, shareholders and employees for any loss or damage that may occur to the Premises or any improvements thereto, the Project, or any improvements thereto, or any property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of a fire and extended coverage insurance policy, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees, and each party covenants that no insurer shall hold any right of subrogation against such other party.

17.  DESTRUCTION.

     (a) Project. Damage to or destruction of portions of the Project other than the Premises shall not affect the rights and obligations of the parties under this Lease.

     (b) Premises. If a casualty occurs at the Premises, Landlord shall have the right to terminate this Lease by written notice given within 60 days of such casualty in the event (a) Landlord estimates that the cost of restoration necessitated by such casualty (including the cost of all work which must be undertaken in connection with the restoration) shall exceed 50% of the then replacement cost of the building in which the Premises are located, (b) Landlord estimates that the uninsured portion of such restoration cost exceeds $250,000, or (c) the term of this Lease is then scheduled to expire within one
          (1) year following the date of the casualty. In the event Landlord terminates this Lease pursuant to this Section 17(b), the termination shall be without liability to Landlord, and Tenant shall vacate the Premises within thirty (30) days of receipt of the termination notice. In all other instances, following a casualty, Landlord shall proceed with reasonable diligence to restore the damaged portions of the Premises to approximately their condition prior to the casualty. Tenant acknowledges that the restoration may not produce an exact recreation of the former condition of the Premises, since laws, codes, and site conditions may require some variation from the previous Premises to the restored Premises.

     (c) No Claim. Tenant shall have no claim against Landlord for any damage suffered by reason of any damage or destruction. Rent shall be abated by reason of damage or destruction to the Premises to the extent and so long as Tenant is unable to use the same for the conduct of its business.

18. CONDEMNATION. In the event the entirety of the Premises is taken by eminent domain, this Lease shall terminate as of the earlier that title or the right of possession passes to the condemning authority. If a part of the Premises is so taken, this Lease shall terminate as to the part so taken as of the earlier of the passing of possession or title to the condemning authority, and this Lease shall remain in full force and effect as to the portion of the Premises not so taken, except that Base Monthly Rent shall be reduced to the same proportion that the area of the remaining Premises bears to the area of the entire Premises immediately prior to such taking, and Landlord shall perform any necessary restoration work; provided, however, (a) Landlord shall have the right to terminate this Lease due to such partial taking by ten (10) days' written notice given within ninety
     (90) days of the passage of title or possession, and (b) in the event the remaining Premises are unsuitable for use by Tenant, then Tenant shall have the right to terminate this Lease by ten (10) days' written notice given during such ninety (90) day period. Any award for the taking of all or any part of the Premises shall be the sole and exclusive property of Landlord and Tenant shall not have the right to participate in the condemnation proceedings. However, Tenant shall be entitled to any award for relocation benefits or for the loss of tangible personal property owned by Tenant, so long as the same does not reduce the award otherwise payable to Landlord.

19.  ASSIGNMENT OR SUBLEASE.

     (a) Assignment or Subletting. Tenant shall not assign its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity to occupy or use all or any part of the Premises nor to operate a concession at the Premises without first obtaining Landlord's written consent. Landlord's prior written consent to an assignment, sublease, or occupancy/concession shall not be unreasonably withheld, but may be issued subject to conditions. One such condition may be payment of a reasonable security deposit. Any request for consent shall be complete only upon delivery to Landlord of all information requested by Landlord to evaluate a request for such consent. Any assignment, sublease, or occupancy/concession without Landlord's written consent shall be voidable and, at Landlord's election, shall constitute a default.

     (b) Ownership Changes. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law, of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a voluntary assignment. If Tenant is a corporation or limited liability company, any dissolution, merger (upstream or downstream), consolidation, or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock (or membership interest) of Tenant other than with Portland Brewing Company or any subsidiary or other affiliate of Portland Brewing Company, or the sale of at least 50% of the value of the operating assets of Tenant to any person other than to Portland Brewing Company or any subsidiary or other affiliate of Portland
          Brewing Company shall be deemed a voluntary assignment. The phrase "controlling percentage" means ownership of and right to vote stock or membership interests possessing at least 25% of the total combined voting power of any class of equity securities (e.g., stock or membership interests) issued and outstanding. The preceding two sentences shall not apply to the sale of stock by or of corporations the stock of which is publicly traded through an exchange; a public offering of the stock of a corporate Tenant shall not be deemed an assignment.

     (c) Portland Brewing Company Transfer. Notwithstanding the foregoing, Tenant shall have the right to assign this Lease or to sublet a portion of the Premises to Portland Brewing Company or any subsidiary or other affiliate of Portland Brewing Company. Tenant shall give to Landlord at least thirty (30) days prior written notice of any such sublease, and shall comply with such conditions as are requested by Landlord in connection with such sublease.

     (d) Involuntary Assignment. No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (i) if Tenant is or becomes insolvent, (ii) if Tenant makes an assignment for the benefit of creditors, or if Tenant becomes a debtor in a case under the Bankruptcy Act (or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other such person or entity is the debtor), (iii) if a writ of attachment or execution is levied on this Lease; or (iv) if, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant, and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

     (e) Termination. In the event this Lease expires or is terminated, or Landlord terminates the right of possession of Tenant, all subtenancies of the Premises shall terminate at that time, or at the election of Landlord, one or more of such subtenancies shall continue but with the lessor's interest in the same being deemed assigned to Landlord; provided, however, that Landlord shall have no obligation, and Tenant shall continue to be liable, with respect to any prepaid amounts, security deposits, and acts or omissions by Tenant which occurred or relate to the period prior to the deemed assignment of such a subtenancy to Landlord.

     (f) Payment. Whether or not consent is granted, and in cases where consent is not required but prior notice and compliance with conditions is required, Tenant shall reimburse Landlord for all costs incurred by Landlord in connection with the assignment, sublease or concession up to a maximum reimbursement of $1,000.

     (g) Encumbrances. Tenant shall not, voluntarily or involuntarily, create nor allow any lien, encumbrance or security interest to arise, be filed or be perfected against the Premises, any improvements or alterations, or the lessee's interest in this Lease.

20. DEFAULT. The occurrence of any of the following shall constitute a default by Tenant: (a) a failure to pay rent or other charge within five (5) days of written notice that the same is due but unpaid (provided, only one such written notice need be given in any calendar year and failure to pay any rent or other charge thereafter in such calendar year within five (5) days of when due shall be a default without the need for any such written notice); (b) failure to perform any other provision of this Lease within ten (10) days of written notice of such failure (although no such written notice shall be required for a failure if a failure of the same nature has already occurred under this Lease); (c) Tenant becomes insolvent; (d) Tenant becomes a debtor in a bankruptcy proceeding; or (e) any guarantor of this Lease fails to perform any obligation under its guaranty, any such guarantor attempts to revoke its guaranty, any such guarantor becomes insolvent, any such guarantor dissolves or otherwise ceases to exist, any such guarantor becomes a debtor in a bankruptcy proceeding, or any such guarantor fails to perform any obligation under its guaranty.

21.  LANDLORD'S REMEDIES.

     (a) Generally. Landlord shall have the following remedies if Tenant is in default of the Lease. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law. Landlord may terminate this Lease and/or Tenant's right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

     (b) Damages. Upon termination of this Lease or of Tenant's right to possession, Landlord has the right to recover from Tenant: (i) the worth of the unpaid rent that had been earned at the time of termination; (ii) the worth of the amount of the unpaid rent that would have been earned after the date of termination less the worth of replacement rent that could be earned by Landlord; and (iii) any other amount, including but not limited to expenses incurred to relet the Premises, court, attorney, and collection costs, necessary to compensate Landlord for all detriment caused by Tenant's default. "The Worth," as used in item (i) in this Section 21, is to be computed by allowing interest at the rate of 12 percent per annum or, if lower, the maximum interest rate permitted by law. "The Worth" as used in item (ii) in this Section 21, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination of Tenant's right of possession. "Unpaid rent" shall include Base Monthly Rent and Expenses. Nothing in this Section shall limit any obligation imposed by Oregon law upon Landlord to mitigate its damages.

     (c) Performance by Landlord. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at its sole cost and expense and without any offset against rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord for which it is liable hereunder, or if Tenant shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving such default or any other right or remedy, but shall not be obligated to, make any such payment or to perform any such other act to be made or performed by Tenant. All sums so paid by Landlord, and necessary incidental costs, together with interest thereon at the rate specified hereinabove from the date of expenditure by Landlord, shall be payable to Landlord on demand.

22. ENTRY ON PREMISES. Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times for any of the following purposes: (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) to show the Premises to lenders, brokers, or persons interested in leasing or purchasing the Premises, or (c) to perform work, maintenance or repairs or to take steps to protect Landlord's interests. All entries outside of normal business hours shall be preceded by notice to Tenant except in cases of emergency. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises nor shall any entry be deemed an eviction. In an emergency, Landlord may enter by any means deemed necessary. Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this Section
     22. Landlord shall use reasonable efforts to limit the duration and degree of any disturbance caused to Tenant by entry onto the Premises by Landlord.

23. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or any beneficiary of a Deed of Trust with a lien on the Premises or any ground lessor with respect to the Premises, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Premises, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security; provided, however, no default by Landlord under any such mortgage or other security instrument shall affect Tenant's rights under this Lease, so long as Tenant pays and performs all of its obligations hereunder. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or Deed of Trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord. Tenant covenants and agrees to execute and deliver, upon request by Landlord and in the form reasonably requested by Landlord any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or Deed of Trust so long as any subordination agreement required by such a ground lessor or lender includes a provision to the effect that, so long as Tenant performs all of its obligation hereunder, the rights of Tenant hereunder shall not be disturbed.

     Tenant, within twenty days of request from Landlord from time to time, shall execute and deliver to Landlord a certificate stating that this Lease is not in default (or specifying the defaults), and is in full force and effect without modification (or stating the modifications). This certificate shall also state the amount of current monthly rent, the dates to which rent has been paid in advance, and the amount of any security deposit and prepaid rent, and such other factual matters as are reasonably requested. Failure to deliver this certificate to Landlord within twenty days shall entitle Landlord, without waiver of the default or of other remedies, to issue an estoppel certificate supplying the requested information to Landlord's knowledge; a copy of the same shall be delivered to Tenant, and Tenant shall be estopped to deny the matters set forth in such estoppel certificate.

24. NOTICE. Any notice under this Lease shall be in writing and shall be either hand delivered, sent by overnight courier, sent by facsimile with hard copy by regular mail, or sent by mailed notice meaning prepaid certified first class mail, return receipt requested, addressed as set forth in Section 1. Notice shall be deemed to be communicated upon hand delivery, facsimile transmission, delivery by overnight courier, or three (3) days following such deposit of mailed notice. Either party may change its address by such a written notice to the other party. As a courtesy, each party shall simultaneously send a copy of any notice given hereunder also to the last known attorney of the other party, but failure to do so shall not affect the rights of the party giving the notice nor invalidate any notice given.

25. WAIVER. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default may be proved and established only by a writing signed by Landlord expressly setting forth the waiver. No waiver by Landlord of a default shall be a waiver of any other default concerning the same or any other provision of the Lease.

26. SURRENDER OF PREMISES; HOLDING OVER. Upon the expiration of this Lease or the sooner termination of this Lease or of Tenant's right of possession, Tenant shall (a) surrender the Premises to Landlord in accordance with
     Section 14 above, and (b) remove all of its personal property which is not then encumbered by a lien asserted by Landlord. Tenant waives all claims against Landlord for any damage to personal property not so removed and Tenant shall be liable to Landlord for Landlord's cost for storage, removal, or disposal of such personal property.

     If Tenant remains in possession of the Premises after such expiration or termination, or after the date in any notice given by Landlord to Tenant terminating this Lease or Tenant's right of possession, in either case without a written extension agreement being executed by Landlord and Tenant, then, without waiver of the right of summary eviction, such possession by Tenant shall be a tenancy at sufferance terminable on written notice at any time, by either party. All provisions of this Lease, except those pertaining to term and rent, shall apply to the tenancy. Tenant shall pay Base Monthly Rent, prorated daily, at the rate of 125% of Base Monthly Rent for the last full rent paying calendar month during the regular term, plus 100% of Expenses pursuant to Section 4(b).

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27.  LIMITATION OF  LIABILITY.  The liability of Landlord upon any claim made by
     Tenant related to this Lease, or otherwise related to the Premises or Project (for breach of this Lease, in tort, for statutory liability, or otherwise) is expressly limited to the interest of Landlord in the Project, and Tenant shall have no recourse to any other assets of Landlord. In addition, and without limiting the effect of the foregoing, in the event Landlord is a limited liability company, joint venture, partnership or co-tenancy, then (a) the sole and exclusive remedy of Tenant shall be against the limited liability company, joint venture, partnership or co-tenancy and its assets, and (b) no member, venturer, partner or co-tenant (nor any owner or agent of the same) shall be sued by Tenant or named as a party in litigation by Tenant, and no judgment may be taken or enforced by Tenant against any such member, venturer, partner or co-tenant (nor any owner or agent of the same). In no event whatsoever shall any claim be made against any ground lessor or master lessor of the Premises.

28.  MISCELLANEOUS PROVISIONS.

     (a) Time of Essence. Time is of the essence of each provision of this Lease.

     (b) Successor. This Lease shall be binding on and inure to the benefit of the parties and their successors.

     (c) Landlord's Consent. Any consent required by Landlord under this Lease shall be valid only if granted in writing and, unless otherwise specifically provided herein, may be withheld or conditioned by Landlord in its sole and absolute discretion. In no event shall Tenant have the right to terminate this Lease, and in no event shall Landlord be liable for monetary damages, based upon a claim arising from the withholding or conditioning of consent; the sole remedy of Tenant for any alleged improper withholding or conditioning of consent shall be a court order requiring Landlord to grant the requested consent on terms ordered by the court.

     (d) Commissions. Each party represents that no commission is owed to any real estate broker, finder, or other person with respect to this Lease.

     (e) Attorney Fees and Costs. In the event of litigation arising out of or in connection with the Lease, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees and costs incurred at and in preparation for trial and any appeal or review, as well as in bankruptcy proceedings and/or arbitration proceedings. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and attorneys' fees charged to Landlord in addition to rent, late charges, interest, and other sums payable under this Lease.

     (f) Landlord's Successors. In the event of a sale or other conveyance by Landlord of the Premises, the same shall operate to release the conveying Landlord from any later arising liability under this Lease, and, in such event, Landlord's successor in interest shall be solely responsible for all such obligations under this Lease. Similarly, no succeeding Landlord shall be in any way liable for claims which arise prior to conveyance of the Premises to such successor.

     (g) Interpretation. This Lease shall be construed and interpreted in accordance with the laws of the state of Oregon. Each party has had the full opportunity to have this Lease reviewed by such attorneys and others as each such party deems fit; this Lease shall not be construed strictly nor adversely against Landlord by reason of the same having been initially drafted by the attorneys for Landlord. This Lease constitutes the entire agreement between the parties with respect to the Premises and may be amended only by a written document signed by both Landlord and Tenant. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "Party" shall mean Landlord or Tenant. If more than one person or entity constitutes Tenant, the obligations imposed upon that party shall be joint and several; if Tenant consists of or includes a partnership, all partners shall be jointly and severally liable. In the event any provision hereof is held to be void or unenforceable as written, the parties intend and desire that (i) such provision be enforced to the fullest extent allowed by law, (ii) if necessary, a court reform the provision to allow for such enforcement, and (iii) the balance of this Lease remain fully enforceable.

     (h)  Survival.  The  indemnity,   release,  limitation  of  liability,  and
          attorneys fees provisions hereof shall survive the expiration or termination of this Lease or other Tenant's right of possession. No such expiration or termination shall relieve Tenant from any liability hereunder.

     (i) Relationship; No Joint Venture or Partnership. The relationship of Landlord and Tenant is only that of a lessor and a lessee; no other relationship (such as a partnership, joint venture or agency relationship) is intended nor created hereby.

     (j) Lease Memorandum. At the request of Tenant, Landlord shall execute a recordable memorandum of this Lease. Upon request at or after the expiration or termination of this Lease or of Tenant's right of possession, Tenant shall execute and deliver to Landlord a Quitclaim Deed which Landlord may record to remove such memorandum of lease.

     (k) Landlord Obligations. Landlord shall pay the property taxes assessed against the Project prior to foreclosure of the same for delinquency. Landlord represents to Tenant that it has full right and power to execute this Lease, to perform its obligations hereunder, and to grant the estate demised herein. Subject to the provisions hereof, Landlord covenants that, so long as Tenant fully and timely performs all of its obligations hereunder, Tenant shall have possession of the Premises free from eviction by Landlord or those claiming through Landlord (including Landlord's lenders), subject to acts of government and the provisions of this Lease.

     (l) Landlord Default. Landlord shall not be deemed in default of this Lease unless and until Landlord shall have failed to perform any of its obligations set forth in this Lease and such failure shall have continued for thirty (30) days following the giving by Tenant of written notice to Landlord specifying the failure; provided, however, in the event more than thirty (30) days is reasonably required to cure such failure, Landlord shall not be deemed in default hereunder if Landlord commences cure within such thirty (30) day period and thereafter pursues cure to completion. In the event of a Landlord default, Tenant shall be entitled to collect its actual damages arising from such default, but consequential and incidental damages are hereby waived. Upon the failure of Landlord to pay any taxes or assessments which are liens against the Premises prior to foreclosure of the same, and the continuance of such failure following the expiration of the applicable notice and cure period, Tenant shall have the right to pay such taxes and related charges to cure such default on behalf of and at the expense of Landlord, and the amount so paid shall be reimbursed to Tenant by Landlord within thirty (30) days after written demand, with interest thereon at the rate of 12 percent per annum. Further, in the event of a failure by Landlord to perform any of its maintenance obligations under Section 13 above, and the continuance of such failure following the expiration of the applicable notice and cure period, Tenant shall have the right to perform all necessary work on behalf of and at the expense of Landlord, and the necessary cost of such work shall be paid to Tenant by Landlord within thirty (30) days after written demand, with interest thereon at 12 percent per annum, so long as Tenant provides to Landlord evidence of the performance of such work, evidence of payment in full for such work, and evidence of lien waivers from all contractors who performed any such work or who would otherwise have the right to claim a lien by reason of such work; any such work undertaken by Tenant shall be undertaken in compliance with the provisions of Section 14 above. Tenant shall have no right to terminate this Lease based upon a default by Landlord unless such default materially interferes with the ability of Tenant to continue to conduct its business at the Premises for at lease thirty (30) consecutive days. Nothing in this Section 28(l) shall limit the operation of Sections 27 and 28(c).

     (m) Quiet Enjoyment. So long as Tenant pays and performs in full, as and when due, all obligations of Tenant hereunder, Landlord covenants that Tenant shall have possession of the Premises, subject to the terms and provisions of this Lease, the rights of Landlord under this Lease, and all acts and requirements of governmental authority.


                LANDLORD:        MACTARNAHAN LIMITED PARTNERSHIP

                                 By: HARMER MILL & LOGGING SUPPLY CO., a
                                 corporation, general partner



                                 By:  /s/ R. SCOTT MACTARNAHAN
                                 Its: VICE PRESIDENT


                TENANT:          HARCO PRODUCTS, INC., an Oregon corporation


                                 By: /s/ CHARLES A. ADAMS
                                 Its:  President and Chief Executive Officer


Exhibits
--------
                            A - Premises and Project